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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

     SEEC, Inc., a Pennsylvania company, has no parent. The Company owns directly all the voting securities of the following subsidiaries:

                                                                  JURISDICTION UNDER
                                                                     THE LAWS OF
                NAME OF COMPANY                                    WHICH ORGANIZED
                ---------------                                   ------------------
SEEC Technologies Asia Private Limited                          India
SEEC Europe Limited                                             England and Wales
SEEC Holdings, Inc.                                             Delaware
SEEC Germany GmbH                                               Germany